Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference of our report dated March 8, 2001, with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries as of December 31, 2000 and 1999 and for the years then ended, included in the Registration Statement on Form S-8 for the registration of up to 4,040,000 shares of common stock.




/s/  HANSEN, BARNETT & MAXWELL
------------------------------
HANSEN, BARNETT & MAXWELL

December 12, 2001


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